Exhibit 99.2


Investor Update Script

Introduction
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Bob Petrie
Hello, I am Bob Petrie and I am the Vice President of Marketing and Strategic Development at Globix. Welcome to our first Investor briefing of 2004. On today's call we will provide an overview of Globix covering the past two years and a review of our Q2 2004 financial results. In order to accommodate questions you may have, we will open the call up to answer them at the conclusion of the discussion.

Just a quick reminder for everyone, the information disclosed on this call may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are based on current information and expectations and are subject to risks and uncertainties that could cause the company's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include: the company's ability to retain existing customers and attract new customers; its ability to match its operating cost structure with revenue to achieve positive cash flow; the sufficiency of existing cash and cash flow to complete the company's business plan and fund its working capital requirements; risks associated with making acquisitions; restrictions on our financial and operating flexibility due to the terms of our existing indebtedness and our high degree of leverage; the insolvency of vendors and other parties critical to the company's business; the company's existing debt obligations and history of operating losses; its ability to integrate, operate and upgrade or downgrade its network; the company's ability to recruit and retain qualified personnel needed to staff its operations; potential market or technological changes that could render the company's products or services





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obsolete; changes in the regulatory environment; and other changes that are discussed in the company's Annual Report on Form 10-K and other documents that the company files with the Securities and Exchange Commission.

Our speakers today will be Pete Stevenson, CEO of Globix and Bob Dennerlein, our Chief Financial Officer.

Pete joined Globix as President and Chief Executive Officer in April 2002 and is a member of our board of directors. Pete has more than 22 years of experience in the communications industry including time spent at Bell Atlantic, start-up companies and company turn-arounds, domestically and internationally.

                            Management introductions
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Pete Stevenson
Thanks Bob. Good afternoon and welcome everyone, thank you for joining us today on what is the first of our quarterly investor updates. As Bob said, it has been a while since you've heard from us so I will start by introducing members of the senior management team. Secondly, I will cover some of the significant events and progress Globix has made, including how we transformed our business model and how we have weathered the storm during the challenging economic times in the last several years. Finally, I will give you a look into what we are doing today and some of our successes in the marketplace.

I'd like to introduce our Chief Technology Officer and Senior Vice President of Operations, Jamie Holcombe, who joined us in July 2002 He has more than 17 years of experience in information technology management and communications services.




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Next is John McCarthy our Senior Vice President of Corporate Development and
Sales and Marketing. John joined Globix in March 2001.

Jim Schroeder our General Counsel, joined Globix in 2000 and was promoted to his current position in 2003.

2-Year Recap
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Pete Stevenson
Now before I introduce Bob Dennerlein our CFO and move into the review of our quarterly financial results, here is a summary of the significant events over the past two years.

2002
FY 2002 could be best categorized as a restructuring year for Globix, as we made calculated plans to manage our business during the challenging economy of the time.

     o Long behind us, we filed a restructuring plan under Chapter 11 in March of 2002.

     o    On  April  26,  2002,  all  conditions   necessary  for  our  Plan  of
          Reorganization to become effective were satisfied or waived and Globix emerged from Chapter 11 bankruptcy protection.

     o We emerged from restructuring in 2002 with $120 million in 11% senior notes which, to date has been reduced to approximately $72 million.

2003
FY 2003 was a better year for Globix. We continued to make improvements to our





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operations and our customer base, shedding non-strategic or underperforming business lines and assets that drained cash from the business all while continuing to improve our efficiency and productivity. We closed out 2003 with 250 employees (down from ~700 in Feb 2002), current with our SEC filings and were compliant with Sarbanes-Oxley 302 requirements.

Here are some of the fiscal 2003 highlights:

     o In March and April, in conjunction with one of our biggest media customer, The Feedroom, we served up a record amount of streaming video and audio traffic for the war in Iraq across our content delivery network. We received more than 6.5 million requests in the first two days of the war that amounted to 10.5 terabytes or 130,000 hours of streaming audio and video.

     o In April we officially exited the DSL business - selling our business to COVAD, allowing us to concentrate on our core, higher-margin services.

     o In October, we purchased Aptegrity, a managed services provider. The purchase brought to Globix clients such as Visa, British Petroleum and The A&E Channel among others.

     o    In the last quarter of 2003 we:

          o Subleased the last 3 vacant floors of our 139 Centre Street location , and

          o We received bondholder approval to sell our building at 415 Greenwich Street, which we completed in January 2004 using the proceeds to reduce our long-term debt and accrued interest by $44M.


Q2 Financials
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Pete Stevenson
Moving forward to the second quarter of our FY 2004, we have certainly kept the





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momentum going and remain committed to our goal of sustained positive cash flow and growing our business. I am going to introduce Bob Dennerlein, our Chief Financial Officer who will take you through the quarterly financial review. Bob joined Globix in January of 2003. He and his team have helped make significant improvements in operating costs and has brought Globix into SEC compliance with 8 SEC filings in 11 months and commenced the process to meet Sarbanes-Oxley 404 regulations.


Bob Dennerlein
Q2 2004: Financial Update / Presentation
Thanks Pete. Good afternoon everyone. Let me begin by giving you some of the financial highlights for the quarter.






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In Q2 2004 we continued our efforts to reduce operating expenses, long-term debt and increase revenues for our high margin services. We accomplished and exceeded our internal goals for the quarter based on the benchmarks we established with our operating plan. Here are some of the highlights for the quarter:

We continued our focus of operating expense reduction in January by completing the sale of our facilities on Greenwich Street in New York for approximately $60 million realizing net proceeds of approximately $48.7 million dollars. This eliminated approximately $160 thousand dollars per month in ongoing operating expenses.

In March we used approximately $44 million dollars of the proceeds from the sale of the building to buy back some of our 11% senior notes due in 2008 at par value plus accrued interest.

Compared to the same period in 2003 we saw reductions in cost of revenue and SG&A expenses.

Additionally we eliminated revenue from low margin DSL, and hardware and software sales as stand-alone products, while increasing revenues from Managed Services in the quarter.


Revenue

Revenue for the quarter ended March 31, 2004 was $15 million, twenty nine thousand dollars. We have seen quarter over quarter revenue growth for the last two sequential quarters. Revenue growth over the prior quarter was largely due to the Aptegrity acquisition, which contributed 1.2 million dollars of revenue in the current quarter as opposed to $893 thousand dollars in the prior quarter,






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and favorable effects from foreign exchange of $455 thousand dollars. Again comparing quarter over quarter, excluding Aptegrity we experienced a decline in our core revenue (defined as contracted revenue plus one time media and professional services). From our fourth quarter of fiscal 2003 to our first quarter of fiscal 2004 the decrease was $740 thousand dollars. However, we saw stabilization of our core revenue in our current quarter relative to our first quarter as the decline improved to approximately 40 thousand dollars.

In comparison to Q2 2003, revenue remained relatively flat after netting out sales from our hardware, software and DSL lines.

Our monthly churn rate for Q2 2004 was an average of 1.3 percent, which is an improvement over the prior year average of 2.9 percent for the same period. We define churn as contractual revenue losses due to customer cancellations and downgrades, net of upgrades, and additions of new services. The cumulative effect of customer churn for the last 12 months represents approximately $2 million dollars.

Finally, compared to Q2 2003, we experienced revenue growth of 1.2 million dollars resulting from the Aptegrity acquisition and approximately $800 thousand dollars of positive effect arising from favorable foreign exchange rates.




COSTS
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Cost of revenue
Compared to the Q2 2003, the Cost of Revenue for the quarter showed a net improvement of $300 thousand dollars to a total of $5 million dollars. While we





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absorbed $697 thousand dollars in operating expenses associated with our
Aptegrity Business, we drove improvements of $657 thousand dollars within our network cost structure and an additional $340 thousand dollar improvement with the elimination of hardware sales and our DSL business. The analysis also includes approximately $125 thousand dollars unfavorable cost impact associated with the effects of foreign exchange.

Selling, general and administrative expenses
Our SG&A expenses improved by $1.8 million dollars to $10.7 million dollars as compared to $12.6 million dollars for last year's quarter . The comparative decrease in SG&A expenses were due to a one-time non-cash charge of $1.1 million dollars included in the second quarter of fiscal 2003 related to warrants granted to the Company's strategic advisor. In addition, salaries and benefits decreased by $248 thousand dollars to $5.3 million dollars in the quarter compared to $5.6 million dollars in last year's quarter. This is a result of our restructuring efforts that focused on significant reduction in facilities and personnel. Our bad debt expenses decreased $390 thousand dollars to $237 thousand dollars for the current quarter, compared to $630 thousand dollars in the same quarter last year, as a result of improvement in collections and a reduction in the number of high risk customer account receivable balances. Our DSO for the current quarter is 39 days. The aforementioned analysis includes the adverse effect of foreign exchange rates in the amount of approximately $437 thousand dollars quarter over quarter.


Impairment charges
We recorded impairment charges of $659 thousand dollars resulting from additional costs incurred in connection with the write-down of the cost basis of the Company owned building located at 415 Greenwich Street in New York City to





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its market value less cost to sell of approximately $11.5 million dollars. As mentioned, the sale of the Property was consummated in January for total cash consideration of sixty million dollars of which we realized $48.7 million.

Depreciation and amortization
Depreciation and amortization decreased to $3.5 million dollars for the quarter, as compared to $4.1 million dollars in last year's quarter. $409 thousand dollars of the decrease was associated with no longer depreciating the 415 Greenwich facility. These reductions were partially offset by amortization of intangible assets resulting from the acquisition of Aptegrity in the amount of $80 thousand dollars.

Interest and financing expense
Interest and financing expense for the quarter was reduced by $500 thousand dollars to $3.1 million dollars, compared to $3.6 million dollars for last years quarter. This decrease is attributable to two repurchasing events of our 11% senior notes: One for $16.8 million dollars in calendar year 2003 and one for $40.3 million dollars in principal amount in March of 2004. This was partially offset by an increase in the balance of the 11% senior notes of approximately $11.3 million dollars resulting in the fulfillment of our pay in kind obligation in May of 2003.

Interest income
Interest income for the quarter was $137 thousand dollars compared to $347 thousand dollars, for last years quarter. The change is primarily due to the utilization of our cash and investments

Other income
Other income for the quarter was $899 thousand dollars, compared to $204 thousand dollars, for last year's quarter. The increase is due to a one time receipt of $450 thousand dollars from funds received in connection with the September 11 terrorist attack, and from $270 thousand dollars of ongoing rental





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income from leasing office space in our New York headquarters facility.


Net loss

As a result of the factors described, we recorded a net loss of $6.9 million dollars for the quarter, which is an improvement compared to a net loss of $7.1 million dollars last years quarter.

         On an adjusted EBITDA basis our loss was $436 thousand for the recent quarter, an improvement of $825 thousand compared to our first fiscal quarter of $1,261, and a $990 thousand improvement compared with the quarter ended March 31, 2003.

      We have included a reconciliation of our loss from operations to our adjusted EBITDA loss in today's press release.

                                 CASH HIGHLIGHTS
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I am now going to move onto our cash highlights. We have been very successful in restructuring a significant piece of our debt and reducing operating costs since 2002, we are happy to report that these trends have continued during this fiscal year.

Cash and non-restricted investments:
As of March 31, 2004 the company had cash, cash equivalents and non-restricted investments of $23.6 million compared to approximately $32.4 million on September 30, 2003 or an $8.8 million difference. Highlights of the major cash impacting events during the past six months are:




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     o    While we received  $48.7  million from the proceeds of the sale of 415
          Greenwich NY facility, we bought back a total of $49.6 million of our 11% notes.

     o We acquired the Aptegrity managed services business for $2.3 million dollars

     o Capital expenditures were $1.8 million dollars of which $700 thousand dollars was for negotiated vendor contract settlements, which we bought back at a discount

     o We also had non capital contract settlements of $500 thousand dollars with less than a one year payback

     o The balance of $3.3 million utilization was due primarily to our adjusted YTD EBITDA loss of $1.7 million and our mortgage payments for our New York Headquarter facility of $1.1 million.

This concludes the financial update. I will now turn the call back to Pete for his closing comments and then we would like to open the call for any questions.

Future Outlook
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Pete Stevenson
Thanks Bob. I would like to thank everyone for joining us on the call today. Before I open up the call for your questions I would like to leave you with a few final thoughts about Globix.

Today, Globix is all about selling to mid sized companies, divisions of Global 2000 Corporations and the government sector.




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We offer our current and prospective clients

o A bundled suite of integrated services including:

     o    Managed Application Services

     o    Data Center and Network services

     o    Media Services including webcasting

We provide our services through our 5 world-class data centers and Global Tier 1 IP network, which are managed everyday of the year by our Global Network Operations Center

Throughout this year we will continue to work towards building strong customer relationships, up-selling services into our current customer base, acquiring new customers and providing high-value service delivery. We will continue to grow our channel partnerships, offering incentives to attract the most strategic partners. And finally, Globix will continue to work on business development, looking at strategic opportunities in the market that would accelerate our cash flow by strengthening our position in certain geographic markets, industry segments or service offerings.

While at this time we are not prepared to offer up future guidance we believe we will grow revenues in comparison with the prior year.

I would like to thank you All for your time and attention. At this time it is appropriate to open up the call for questions.

Q&A
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